Subsidiaries of the Registrant	Exhibit 21

Entity Name	Domestic Jurisdiction
Aculink Mortgage Solutions, LLC	Florida
AcuLink of Alabama, LLC	Alabama
Ada Services Corporation	Massachusetts
BFC Transactions, Inc.	Delaware
Block Financial LLC	Delaware
Blue Acre SCS	Luxembourg
Blue Fountains LLC	Luxembourg
Companion Insurance, Ltd.	Missouri
Companion Mortgage Corporation	Delaware
Emerald Financial Services, LLC	Delaware
EquiCo, Inc.	California
Everyday Financial Services LLC	Missouri
Financial Marketing Services, Inc.	Michigan
Franchise Partner, Inc.	Nevada
H&R Block (India) Private Limited	India
H&R Block Canada Financial Services, Inc.	Federally Chartered
H&R Block Canada, Inc.	Federally Chartered
H&R Block Client Research & Support Services, LLC	Missouri
H&R Block Eastern Enterprises, Inc.	Missouri
H&R Block Enterprises LLC	Missouri
H&R Block Group, Inc.	Delaware
H&R Block Health Insurance Agency, Inc.	Delaware
H&R Block Insurance Agency, Inc.	Delaware
H&R Block Limited	New South Wales
H&R Block Management, LLC	Delaware
H&R Block Semco Consulting Ltda.	São Paulo
H&R Block Tax Institute, LLC	Missouri
H&R Block Tax Resolution Services, Inc.	Delaware
H&R Block Tax Services LLC	Missouri
Harbor Business Services, Inc.	Delaware
HRB Business Innovations LLC	Missouri
HRB Australia Holdings Pty Limited	Australia
HRB Australia Innovations Pty Limited	Australia
HRB Australia IP Holdings Pty Limited	Australia
HRB Canada Holdings, ULC	Alberta
HRB Deployment & Support LLC	Missouri
HRB Development, LLC	Missouri
HRB Digital LLC	Delaware
HRB Expertise LLC	Missouri
HRB Global Concepts Unlimited Company	Ireland
HRB Global Holdings S.a.r.l.	Luxembourg
HRB Global Unlimited	Bermuda
HRB Green Resources LLC	Delaware
HRB GTC Holdings Unlimited	Bermuda
HRB GTC Ireland Unlimited Company	Ireland
HRB Innovations, Inc.	Delaware
HRB International LLC	Missouri
HRB International Management LLC	Missouri
HRB International Technology LLC	Nevada

Entity Name	Domestic Jurisdiction
HRB Luxembourg Financing S.a.r.l.	Luxembourg
HRB Luxembourg Holdings S.a.r.l.	Luxembourg
HRB Luxembourg S.a.r.l.	Luxembourg
HRB Mortgage Holdings, LLC	Delaware
HRB Next Generation Initiatives Unlimited Company	Ireland
HRB Participant I LLC	Delaware
HRB PR Enterprises LLC	Nevada
HRB Products LLC	Missouri
HRB Professional Resources LLC	Delaware
HRB Resources LLC	Delaware
HRB Retail Support Services LLC	Missouri
HRB Supply LLC	Delaware
HRB Tax Group, Inc.	Missouri
HRB Technology Holding LLC	Delaware
HRB Technology LLC	Missouri
Latino Tax and Business Services, LLC	Delaware
New Castle HoldCo LLC	Delaware
OOMC Residual Corporation	New York
RedGear Technologies, Inc.	Missouri
RSM EquiCo, Inc.	Delaware
Sand Canyon Acceptance Corporation	Delaware
Sand Canyon Corporation	California
Sand Canyon Securities Corp.	Delaware
Sand Canyon Securities II Corp.	Delaware
Sand Canyon Securities III Corp.	Delaware
Sand Canyon Securities IV LLC	Delaware
ServiceWorks, Inc.	Delaware
TaxWorks, Inc.	Delaware
Woodbridge Mortgage Acceptance Corporation	Delaware